Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$168,860
Unrealized Gain (Loss) on Market Value of Futures	631,950
Dividend Income	55
Interest Income	62
Total Income (Loss)	$800,927

Expenses
Investment Advisory Fee	$5,786
Brokerage Commissions	1,032
NYMEX License Fee	242
Non-interested Directors' Fees and Expenses	84
Prepaid Insurance Expense	13
Other Expenses	16,440
Total Expenses	23,597
Expense Waiver	(14,994)
Net Expenses	$8,603
Net Gain (Loss)	$792,324

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/11	$11,026,441
Net Gain (Loss)	792,324

Net Asset Value End of Period	$11,818,765
Net Asset Value Per Unit (300,000 Units)	$39.40

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502